                     ACQUISITION AGREEMENT

       THIS ACQUISITION AGREEMENT (the "Agreement") is entered into as of this 16th day of April 1996, by and among ALLIANCE IMAGING, INC., a Delaware corporation ("Buyer"), A&M Trucking, Inc., a Pennsylvania corporation (the "Seller" or the "Company"), and each of Mark J. Graham and Albert F. Calfo, II (the "Shareholders"), with reference to the following:

       A. Seller is engaged in the business of providing tractor equipment and services to MRI service providers, including Royal Medical Health Services Inc. ("Royal") (the
   "Business").

       B. Subject to the terms and conditions of this Agreement, Buyer desires to buy from Seller, and Seller desires to sell to Buyer, substantially all of the assets and properties of Seller used or usable in the Business; and, subject to such terms and conditions, Buyer has agreed to assume certain specified obligations of Seller as hereinafter specified.

       C. Each of the Shareholders, being the owners of all of the outstanding capital stock of Seller and thereby expecting to benefit substantially from the consummation of the transactions contemplated by this Agreement, desires to join in certain representations, warranties and covenants of Seller provided for herein.

       NOW, THEREFORE, in consideration of these premises and of the mutual agreements and representations contained herein, the parties hereto agree as follows:

       1.   SALE AND PURCHASE OF ASSETS.

            .1 SALE AND PURCHASE OF ASSETS. For the consideration and subject to the terms and conditions contained herein, Seller hereby agrees to sell, convey, assign and deliver to Buyer at the Closing (as hereinafter defined), and Buyer hereby agrees to purchase and accept the sale, conveyance, assignment and delivery of, all of Seller's right, title, and interest in and to all of the assets and properties of Seller used or usable in the Business (excluding the assets described in Section 1.2 below, the "Purchased Assets"), including, without limitation, the following:

                 .1  EQUIPMENT AND OTHER PERSONAL PROPERTY.
   The tractors identified on Schedule 1.1.1 hereto, together with all related spare parts and equipment inventory, and all fixed assets, vehicles and other tangible personal property relating thereto, as detailed on Schedule 1.1.1 hereto (such related personal property being the "Ancillary Property" and, collectively, all of the assets and property described in this
   Section 1.1.1 being the "Equipment");

                 .2 RECORDS. Originals or copies of all of the files, correspondence, customer lists, vendor lists, employee lists, books, records, accounts, costs and supply data and other materials and information utilized in the Business (the "Records");

                 .3 CLAIMS. All claims of Seller against third parties relating to the Purchased Assets, including, without limitation, liquidated and unliquidated rights under manufacturers' and vendors' warranties;

                 .4 LICENSES. To the extent transferable, all licenses, permits and authorizations of governmental or quasi-governmental agencies and authorities and private parties relating to the use, operation or enjoyment of the Purchased Assets; and

            1.1.5 CONTRACTS, ETC. All of Seller's right, title and interest in and to the rental or lease agreements, customer contracts and other agreements listed on Schedule 5.5 attached hereto, including all goodwill therein and in the Business of Seller, and all rights of Seller under insurance policies, covenants not to compete, confidentiality agreements and similar agreements, and all accounts and notes receivable, intangible assets (including, without limitation, all of Seller's right, title and interest in and to all trademarks, tradenames, service marks and other intellectual property rights used in the Business), all computer software and transferable licenses thereto owned by Seller and used in the Business, and all other assets or property, tangible or intangible.

                 Seller's right, title and interest in and to the Purchased Assets shall be sold, conveyed, assigned and delivered by Seller to Buyer at the Closing and from time to time thereafter as reasonably requested by Buyer by appropriate bills of sale and evidences of assignment, all in form and substance reasonably satisfactory to Buyer, and free and clear of any and all liens, claims, liabilities and encumbrances whatsoever, except for the Assumed Liabilities (as hereinafter defined).

            .2 EXCLUDED ASSETS. The parties agree and acknowledge that Buyer is not purchasing (a) the partnership interest held by Seller in the partnership that owns the real estate that includes Royal's office space, (b) the net account receivable owed by the Shareholders to Seller, provided that the amount of such net account receivable as of the Closing shall not exceed $19,799.50, or (c) any cash held by Seller.

       2. LIMITED ASSUMPTION OF LIABILITIES. On the Closing Date, except as otherwise specifically provided in this Agreement, as additional consideration for the Purchased Assets, Buyer shall assume and agree to pay Seller's obligations consisting solely of (a) the obligations of Seller to perform under the contracts and agreements listed on
   Schedule 5.5 attached hereto (including those relating to indebtedness or lease obligations secured by or relating to Equipment) and (b) the other obligations and liabilities of Seller with respect to the Business disclosed on Schedule 2 attached hereto (collectively, the "Assumed Liabilities"). Except for the Assumed Liabilities, Buyer does not assume and shall not be liable or responsible for any other liabilities, obligations, debts or expenses of Seller whatsoever, whether matured or unmatured, liquidated or unliquidated, fixed or contingent, or related to the Business or not (collectively, the "Unassumed Liabilities"). As provided in Section 12.1 hereof, Seller agrees to indemnify Buyer from and against any and all Unassumed Liabilities, and Buyer agrees to indemnify Seller from and against any and all Assumed Liabilities.

       3.   PURCHASE PRICE.

            .1 CONSIDERATION FOR PURCHASED ASSETS; ALLOCATION. Subject to the terms and conditions of this Agreement, at the Closing, Buyer shall pay to Seller as consideration for the Purchased Assets the purchase price (the "Purchase Price") equal to (a) Six Hundred Twenty-Eight Thousand Dollars ($628,000) minus (b) the sum of (x) the excess (if any) of the amount of cash held by Seller at the Closing (including any cash transferred from Royal in respect of trade payables owed by Royal to Seller) over the amount of accrued and outstanding salary and payroll and employment taxes payable as of the Closing and (y) the excess (if any) of the amount of salary and distributions actually paid by Seller to Mr. Graham and Mr. Calfo prior to the Closing over the amount of pro-rated salary and distributions Seller is permitted to pay to Mr. Graham and Mr. Calfo with respect to periods prior to the Closing under part (y) of Section 5.10 hereof. The Purchase Price shall be paid by Buyer in cash or by wire transfer of funds to an account designated by Seller. The Purchase Price shall be allocated as follows:

             Tractors                     $150,000

             Accounts Receivable          Face Amount as of
             and Prepaid Amounts          Closing

             Goodwill and other           Balance of
             Intangibles                  Purchase Price.

   The parties agree to use such allocated amounts in reporting the transaction contemplated hereunder for all state, federal and local tax purposes, and not to take any inconsistent position in any tax filing. Buyer will be responsible for paying any sales taxes required to be paid in connection with the purchase of the Purchased Assets, but Seller shall reasonably cooperate with Buyer to minimize the extent to which such taxes are legally required to be paid.

       4.   CLOSING.

            .1  TIME AND PLACE.  The closing hereunder (the
   "Closing") shall be held on the Closing Date at the offices of Irell & Manella, 333 South Hope Street, Suite 3300, Los

   Angeles, California 90071, at 9:00 a.m. Los Angeles time, or at such other place as the parties may agree. Each party hereto agrees to use its reasonable best efforts to satisfy promptly the respective conditions to the obligations of the parties hereto in order to expedite the Closing. The "Closing Date" shall be the same date as the "Closing" under that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of April 16, 1996 among Buyer, Royal and Alliance Imaging of Pennsylvania, Inc. (but not later than April 30, 1996 without the mutual consent of the parties hereto) or, if Buyer and Seller shall mutually agree upon a different date, the date that they shall have mutually agreed upon in writing.


            .2 CLOSING DELIVERIES. Subject to the terms and conditions of this Agreement, at the Closing, Buyer shall pay the Purchase Price to Seller in the manner specified in
   Section 3.1. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall deliver to Buyer all such bills of sale, contract assignments, motor vehicle certificates of title and other documents and instruments of sale, assignment, conveyance and transfer as Buyer or its counsel may reasonably deem to be necessary or desirable in order to effect or evidence the transfer of the Purchased Assets to Buyer.

       5. REPRESENTATIONS AND WARRANTIES OF SELLER. As an inducement for Buyer to enter into and consummate the transactions contemplated by this Agreement, the Company and each of the Shareholders, jointly and severally, represents and warrants to Buyer as follows:

            .1  EXISTENCE AND RIGHTS; COMPLIANCE WITH LAWS.

                 .1 EXISTENCE AND RIGHTS. Seller (i) is a corporation duly organized and validly existing in good standing under the laws of the Commonwealth of Pennsylvania without limit as to the duration of its existence; (ii) has the corporate power and adequate authority, rights and franchises to own its properties and to carry on its business as now conducted and to make and carry out this Agreement; and
   (iii) is duly qualified and in good standing in each jurisdiction in which its owned or leased properties or the character of its business makes such qualification necessary, or, if not so qualified, the failure to so qualify will not have a materially adverse effect upon its financial condition, properties, or business or results of operation. The copies of the Articles of Incorporation and Bylaws of Seller previously delivered to Buyer remain complete and in full force and effect.

                 .2 COMPLIANCE WITH LAWS. Seller's business has been and is being conducted in all material respects in accordance with all applicable federal, state and local laws and regulations and rules and regulations of all applicable private third party insurers and reimbursers of health care costs and expenses, including, without limitation, such laws, regulations and rules as relate to the practice of medicine and the provision of medical diagnostic mobile imaging services and otherwise.

       .2 STOCK. Seller's authorized capital stock consists of 10,000 shares of a single class of stock, all of which have been duly authorized and are validly issued and outstanding as of the date hereof. All shares of such outstanding capital stock are fully paid and non-assessable, are owned beneficially and of record by the Shareholders, and were issued in compliance with all applicable state and federal securities laws and other applicable laws. There are no outstanding securities convertible into, or options, warrants, rights, calls or other commitments of any nature relating to, the issuance of any securities of Seller.

       .3 AGREEMENT AUTHORIZED. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary corporate action

   (including, without limitation, approval by the Board of Directors and stockholders of Seller in accordance with applicable law) on the part of Seller and do not require notice to, or the consent or approval of, any governmental body or other regulatory authority. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

       .4 SUBSIDIARIES. Seller has no subsidiaries and no equity interests in any other entities nor any obligation, option or right to acquire any such interest.

       .5 CONTRACTS. Schedule 5.5 attached hereto lists each of the rental and lease agreements, customer contracts and other agreements (including, without limitation, those relating to indebtedness or lease obligations secured by or relating to Equipment) (the "Assumed Contracts"). There is no material default in any obligation to be performed by Seller under any Assumed Contract and Seller has not waived any material right under any Assumed Contract, and, to Seller's knowledge, no counterparty to any Assumed Contract is in material default of any obligation thereunder. Seller does not have any outstanding contract, commitment or undertaking which will result in any material loss upon completion or performance thereof after allowance for general and administrative selling and distribution expenses or will be unreasonably adverse, onerous or harmful to its assets, business, operation or financial condition. Seller is not in default nor is there any basis for any claim of default under any Assumed Contract, and Seller has not waived any material right under any such Assumed Contract, except for defaults and waivers which are not material to the financial condition, properties, business or results of operations of Seller. Seller (including its employees) is not restricted by agreement from carrying on its business anywhere in the United States.

       .6 NO CONFLICT. The execution, delivery and perform-ance of this Agreement will not (i) breach or constitute grounds for the occurrence or declaration of an acceleration of payment or a default or a right of termination under any agreement, indenture, undertaking or other instrument to which Seller is a party or by which it or any of its properties may be bound or affected; (ii) violate any provision of law or any regulation or any order, judgment or decree of any court or other agency of government, the violation of which could have a material adverse effect on the financial condition, properties, business or results of operations of Seller;
   (iii) violate any provision of the Articles of Incorporation or Bylaws of Seller; or (iv) result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance on, or security interest in or on, any of its properties. Without limiting the generality of the foregoing, the execution, delivery and performance of this Agreement does not and will not require the consent of any third party under any Assumed Contract except as set forth on
   Schedule 5.6 hereto.

       .7 LITIGATION. Except as set forth on Schedule 5.7, there is no litigation, investigation, arbitration or other proceedings (formal or informal) pending or, to the best knowledge of Seller, threatened against or affecting it or its properties; nor does Seller know of any reasonable basis for any litigation, investigation, arbitration or other pro-ceedings (formal or informal), the results of which could have a material adverse effect on its financial condition, properties, business or results of operations. Seller is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

       .8 FINANCIAL CONDITION. The balance sheets of Seller as of December 31, 1995, February 29, 1996, and March 31, 1996 and the related profit and loss and cash flow statements for the periods ended on those dates, and the related notes for such financial statements, copies of which have heretofore been or will be delivered to Buyer by Seller, and all other historical financial statements and data submitted in writing by Seller to Buyer at any time (collectively, the "Financial Statements"), are or, when delivered, will be true and correct as of the respective dates thereof, and the Financial Statements truly present and will truly present the financial condition of Seller as at the respective dates thereof and the results of the operations of Seller for the respective periods covered thereby, and have been and will have been prepared in accordance with generally accepted accounting principles on a basis consistently maintained ("GAAP"). Seller has no knowledge of any liabilities or guarantees, matured or unmatured, contingent or otherwise, as of the respective dates of the Financial Statements not accurately reflected in the Financial Statements, and none have arisen since those times except in the ordinary and usual course of business. With respect to Seller's contracts, commitments and loss contingencies, the Financial Statements contain and reflect adequate reserves.

       .9 BOOKS AND RECORDS. Seller maintains a system of internal accounting control sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization,
   (ii) transactions are recorded as necessary to permit prepara-tion of financial statements in conformity with GAAP,
   (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

       .10 NO SUBSEQUENT CHANGES. Except as contemplated in this Agreement or reflected in any Schedule attached hereto, since December 31, 1995, (i) there have been no material adverse changes (whether by sale, destruction, pledge, lease or otherwise and whether or not covered by insurance) in the assets (including licenses, permits and franchises), liabilities or financial condition of Seller, and (ii) Seller has not entered into any commitments, contracts or transactions not reflected in the Financial Statements, as required in accordance with GAAP, except in each case for changes in the ordinary and usual course of business. Since the respective dates of the Financial Statements, (a) Seller has not, directly or indirectly, paid, declared, or set aside any dividends or distributions with respect to, nor repurchased, any of its capital stock or securities of any class, and (b) to the knowledge of Seller, no events have occurred which have had or can reasonably be expected to have a material adverse effect on the financial condition, properties, business, results of operations or prospects of Seller. Since December 31, 1995, each of Mark J. Graham and Albert F. Calfo, II has earned salary (including all cash compensation) at the rate of $1,000 per month and neither of them has received any dividend or other distribution on Seller Common Stock or any other payment or distribution of any kind, except for (x) prior distributions totalling $14,500 to each of Mr. Graham and Mr. Calfo and (y) additional distributions of $1,687.50 per month (prorated for partial months on a daily basis through the Closing) to each of Mr. Graham and Mr. Calfo.

       .11 TITLE TO AND CONDITION OF ASSETS. Seller has no interest in real property, including, without limitation, any leasehold interest. Seller has good, clear and marketable title to its assets (including, without limitation, those shown in the Financial Statements, except as subsequently sold in the ordinary course of business) and the same are not subject to any mortgages, deeds of trust, pledges, security interests, leases, licenses or other encumbrances other than indicated in the Financial Statements or listed on Schedule
   5.5 or 5.11 hereto. None of the assets of Seller, tangible or intangible, are located outside of the United States and Seller does not own or hold any stock or securities, or receivables from or claims against foreign entities. All of the assets and currently used properties of Seller are in good operating condition, ordinary wear and tear excepted.

       .12 ENVIRONMENTAL MATTERS.  Except as set forth on
   Schedule 5.12, Seller has all permits, licenses and other authorizations required for the operation of its business (as presently conducted) under federal, state, and local laws relating to pollution, protection of the environment and the storage, presence and discharge of chemicals and other substances (collectively, "Environmental Laws"). There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter under the Environmental Laws pending, or to the best knowledge of Seller threatened, against Seller or any of its owned or leased real or personal property. Neither Seller nor, to the best knowledge of Seller, any other person or entity has placed, stored, buried, dumped or disposed of any regulated or prohibited substances or any materials produced by, or resulting from, any business, commercial or industrial activities, operations or processes on, beneath, or adjacent to any owned or leased real property of Seller, except to the extent handled or reported and remedied in all material respects in accordance with applicable Environmental Laws. To the best knowledge of Seller, no employee of Seller has been exposed in the course of his or her employment with Seller to any regulated or prohibited substances or any materials produced or used by Seller in any manner that could give rise to any material liability under any applicable Environmental Law against Seller or its properties. Seller has not received any notice from any governmental agency or private or public entity advising Seller that it is responsible or potentially responsible for actual or potential response costs with respect to a release, a threatened release or clean-up of materials (including hazardous substances as defined in any Environmental Laws) nor is Seller aware of any facts that might reasonably be expected to give rise to any such notice.

       .13 TAX STATUS.

            .1 RETURNS FILED. Seller has timely filed all Tax Returns required to have been filed by it and has paid or accrued all Taxes due to any taxing authority with respect to all taxing periods ending on or prior to the date hereof; and all such Tax Returns are true, correct and complete in all material respects. The Financial Statements include an adequate reserve for all Taxes not yet due or with respect to which Tax Returns, as of the Closing, are not required to have been filed, in each case to reflect the operations of Seller through the Closing. There is no pending Tax audit by a governmental authority against or affecting Seller.

            .2 COLLECTIONS AND PAYMENTS. (a) All amounts that are required to be collected or withheld by Seller have been duly collected or withheld, and (b) all such amounts that are required to be remitted to any taxing authority (including license and other similar fees payable to the Department of Motor Vehicles and other governmental agencies) have been duly remitted.

            For purposes of this Agreement, "Taxes" means all taxes imposed of any nature including federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding and employer payroll tax, FICA and FUTA), real and personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, value added tax, severance tax, prohibited transaction tax, premiums tax, occupation tax, together with any interest or any penalty, in addition to any tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of such tax. "Tax Return" means all returns, reports, forms or other information required to be filed with respect to any Taxes.

       .14 MARKS. Seller owns or has the right to use its corporate name in all jurisdictions in which the business of Seller is conducted as of the date hereof. Seller is not infringing on any trademark, trade name, service mark, copy-right, patent, or license in the operation of its business, and Seller does not know of any third party who has asserted any claim concerning such an infringement.

       .15 ERISA. Neither Seller nor any affiliated company under common control of or with Seller within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintains on the date hereof any employee benefit plan subject to the provisions of ERISA, nor contributes to any such plan (including any multi-employer plan) on behalf of its employees. Seller does not have any unfunded pension, profit sharing or deferred compensation plans or arrangements. Seller has complied in all respects with, and is currently in compliance with, the continuation of benefits provisions applicable to former employees under ERISA and similar federal and state laws and regulations.

       .16 INSURANCE. Schedule 5.16 to this Agreement sets forth all insurance policies of Seller that are currently in effect, including in each case the type and amount of coverage and carrier. All of the material properties and assets of Seller which are of an insurable character are insured against loss or damage by fire, casualty and other risks, and Seller has general liability insurance with independent carriers, in each case to the extent and in the manner customary for companies engaged in a similar business or owning similar assets.

       .17 LABOR MATTERS.  Except for Mark J. Graham and Albert
   F. Calfo, II, Seller has no employees.

       .18 MANAGEMENT TRANSACTIONS.  Other than the
   Shareholders' interest in Royal, none of Seller's officers, directors or stockholders (i) owns, directly or indirectly, individually or collectively, any interest in a corporation, partnership, firm or association which is a competitor, potential competitor, customer or supplier of Seller or has an existing contractual, business or financial relationship with Seller, or (ii) owes any money to or is owed any money by Seller, other than indebtedness for compensation earned and not yet paid in the ordinary course of business.

       .19 NO FINDER'S FEES. Neither Seller nor any of its officers, directors, agents or employees have employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, commissions or other amounts with respect to the transactions contemplated by this Agreement, and Seller agrees to hold Buyer harmless from and against damages or cost incurred by reason of any such assertions.

       .20 NO UNDISCLOSED LIABILITIES.  Except as set forth in
   Schedule 5.20, to the best of Seller's knowledge, there is no outstanding claim, liability or obligation of any nature, whether absolute, accrued, known or unknown, contingent or otherwise, affecting Seller or its business, other than obligations incurred in the ordinary course of the business consistent with Seller's prior practices, none of which is materially adverse individually to the financial condition, results of operations or prospects of Seller and all of which are not materially adverse in the aggregate to the financial condition, results of operations or prospects of Seller.

       .21 DISCLOSURE. This Agreement (including its Schedules and Exhibits) and each other document and certificate prepared or delivered by or on behalf of Seller and furnished or to be furnished to Buyer in connection herewith, as of their respective dates, did not, and as of the date hereof, do not
   (i) contain any untrue statement of a material fact, or
   (ii) omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. Except as disclosed in this Agreement (including its Schedules and Exhibits) and such other documents and certificates, there is no fact known to Seller (other than matters relating to economic conditions generally) which is materially adverse to the financial condition, results of operations or prospects of Seller.

       6. REPRESENTATIONS AND WARRANTIES OF BUYER. As an inducement for Seller and Shareholders to enter into and consummate the transactions contemplated by this Agreement, Buyer represents and warrants to Seller and each of the Shareholders as follows:

       .1  EXISTENCE AND RIGHTS; COMPLIANCE WITH LAWS.

            .1 EXISTENCE AND RIGHTS. Buyer is a corporation duly organized and validly existing in good standing under the laws of Delaware without limit as to the duration of its existence. Buyer (i) has the corporate power and adequate authority, rights and franchises to own its properties and to carry on its business as now conducted and to make and carry out this Agreement, and (ii) is duly qualified and in good standing in each jurisdiction in which its owned or leased properties or the character of its business makes such qualification necessary, or, if not so qualified, the failure to so qualify will not have a material adverse effect upon the consolidated financial condition of Buyer.

            .2 COMPLIANCE WITH LAWS. Buyer's business has been and is being conducted in all material respects in accordance with all applicable federal, state and local laws and regulations and rules and regulations of all applicable private third party insurers and reimbursers of health care costs and expenses, including, without limitation, such laws, regulations and rules as relate to the practice of medicine and the provision of medical diagnostic imaging services and otherwise.

       .2 AGREEMENT AUTHORIZED. The execution, delivery and performance of this Agreement by Buyer has been duly and validly authorized by all necessary corporate action on the part of Buyer and do not require notice to, or the consent or approval of, any governmental body or other regulatory authority. This Agreement is a legal, valid and biding obligation of Buyer enforceable against Buyer in accordance with its terms.

       .3 NO CONFLICT. The execution, delivery and performance of this Agreement will not (i) except as will be cured, waived or consented to prior to the Closing, breach or constitute grounds for the occurrence or declaration of a default under any agreement, indenture, undertaking or other instrument to Buyer is a party or by which it or any of its properties may be bound of affected, except any such breach or default which would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement; (ii) violate any provision of law or any regulation or any order, judgment or decree of any court of other agency of government, the violation of which could have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement; or
   (iii) violate any provision of the Certificate of Incorporation or Bylaws of Buyer.

       .4 LITIGATION. There is no litigation, investigation, arbitration or other proceedings (formal or informal) pending or, to the best knowledge of Buyer, threatened against or affecting it or its properties; nor does Buyer know of any reasonable basis for any litigation, investigation, arbitration or other proceedings (formal or informal), in the case of any matter referred to in this Section 6.4 the results of which could have a material adverse effect on its financial condition, properties, business or results of operations. Parent is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

       .5 NO FINDER'S FEES. None of Buyer nor any of its officers, directors, agents or employees have employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, commissions or other amounts with respect to the transactions contemplated by this Agreement, and Buyer agree to hold Seller and the Shareholders harmless from and against damages or cost incurred by reason of any such assertions.

       7.   ADDITIONAL AGREEMENTS.

            .1  CONDUCT OF THE BUSINESS BY SELLER PENDING
   CLOSING.  Seller covenants and agrees that, prior to the

   Closing Date, unless Buyer shall otherwise agree in writing and except as contemplated by this Agreement:

            (i) the business of Seller shall be conducted only in the ordinary and usual course and consistent with past practices, Seller shall not enter into any agreement or transaction other than in the ordinary and usual course of business, and Seller shall not purchase, lease or sell (or enter into any agreement to purchase, lease or sell) any material properties or assets other than in the ordinary and usual course of business; PROVIDED, HOWEVER, that Seller shall not enter into any agreement or transaction for the acquisition (by purchase, lease, rental or otherwise) of a tractor, whether or not such agreement or transaction is in the ordinary course of business. In particular, but without limitation of the foregoing, Seller shall not (a) incur or assume any indebtedness for money borrowed, or (b) agree to any amendment, adjustment or modification of or to any Assumed Contract;

            (ii) Seller shall not (a) amend its Articles of Incorporation or Bylaws, (b) change the number of authorized or outstanding shares of its capital stock or effect any reclassification thereof, or (c) declare, set aside or pay any dividend or other distribution or payment in cash, stock or property in respect of any of its shares of capital stock;

            (iii) Seller shall not (a) issue, grant, sell or pledge any shares of its capital stock, equity securities or rights of any kind or rights to acquire any such shares, securities or rights of Seller, (b) acquire, directly or indirectly, by redemption or otherwise, any shares of the capital stock or other securities of Seller, or (c) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

            (iv)    Seller shall use its best efforts to
   preserve intact the business organization of Seller and to preserve the goodwill of those having business relationships with it;

            (v) Seller shall conduct its relations with employees, including termination and hiring practices, and their employee benefit plans only in the ordinary and usual course and consistent with the past practices and policies of Seller, and shall not increase or pay any employee salaries or compensation in any manner; in particular, but without limitation of the foregoing, the salary of each of Mark J. Graham and Albert F. Calfo, II shall continue through the Closing at $1,000 per month;

            (vi) Seller shall not assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation or make any loans or advances to any individual, firm or corporation;

            (vii) Seller shall not make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any individual, firm or corporation; and

            (viii) Seller shall not enter into an agreement or otherwise agree to do any of the things described in any of clauses (i) through (vii).

            .2 PUBLIC ANNOUNCEMENT. Buyer and Seller will consult with each other and obtain the other's consent before issuing any press release or otherwise making any public statements with respect to this Agreement or the other transactions contemplated hereby. Prior to such consultation and obtaining such consent, no party hereto shall issue any such press release or make any such public statement except as may otherwise be required by law or governmental process (in which case the party required to make disclosure shall nonetheless reasonably attempt to obtain approval of the other party to the proposed disclosure).

            .3 ACCESS. Seller shall afford Buyer and its attorneys, accountants and other agents and representatives (collectively, "Representatives") access during normal business hours to all of the assets, properties, books and records of Seller and such additional information concerning the business and properties of Seller as Buyer or its Representatives may request. Buyer will, and will cause its Representatives to, hold in confidence all confidential information, and will not use any such confidential information except in connection with the transactions contemplated hereby, until such time as (a) such information is otherwise publicly available, (b) they are advised by counsel that any such information is required by law or governmental process to be disclosed or (c) such information becomes known to any of them through a third party that is not known to them to be under a duty of confidentiality to Seller. In the event of the termination of this Agreement for any reason, Buyer will, and will cause its Representatives to, deliver to Seller all documents, work papers and other materials obtained by them or on their behalf as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

       8. BULK TRANSFER. Seller and Buyer waive compliance with the bulk transfer provisions of the Uniform Commercial Code, if applicable, and Seller shall indemnify and hold Buyer harmless from any claims of Seller's creditors that result from such waiver (except to the extent that any such claim constitutes an Assumed Liability hereunder).

       9. CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer hereunder are subject, at its election, to the satisfaction at or prior to the Closing Date of the following conditions:

            .1  REPRESENTATIONS AND WARRANTIES; COMPLIANCE.
   Each of the representations and warranties of Seller and the Shareholders contained in this Agreement shall be true and correct in all material respects as of the date hereof and (having been deemed to have been made again at and as of the Closing) shall be true and correct in all material respects as of the Closing; PROVIDED, HOWEVER, that if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified must be true and correct in all respects.
   Each obligation of Seller and the Shareholders under this Agreement required to be performed by it at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, Buyer shall have received a certificate, dated the Closing Date and duly executed by the chief executive officer and the chief financial officer of Seller, to the effect that the conditions set forth in this Section 9.1 have been satisfied;

            .2 THIRD PARTY CONSENTS. All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies required to consummate the transactions contemplated hereby, if any, and all material third party consents or waivers necessary or advisable in connection with the transactions contemplated hereby, if any, shall have been made or obtained. In particular, but without limitation of the foregoing, Seller shall have secured and delivered to Buyer the written consent or waiver (whether or not such consent or waiver is listed as being required on Schedule 5.6 hereto) of each provider of equipment or other financing that is an affiliate or related party of Seller or its shareholders ("Related Party Lenders"), such that no "due on sale", change of control or similar or other provision shall be applicable resulting in or providing the lender the right to cause the repayment of the financing. Notwithstanding the first sentence of this clause (ii), with respect to any consent or waiver listed on Schedule 5.6 as being required from a provider of equipment financing under a "due on sale", change of control or similar provision, if such provider of equipment financing is not a Related Party Lender, the obtaining of the indicated consent or waiver shall not be a condition to Closing hereunder provided that Seller has nonetheless used its reasonable best efforts to obtain the consent or waiver prior to Closing;

            .3 CLOSING OF MERGER AGREEMENT. The Closing contemplated by the Merger Agreement shall have occurred;

            .4 NO MATERIAL ADVERSE CHANGE. There shall not have been a material adverse change from the date hereof in the financial condition, properties, business, results of operations or prospects of Seller;

            .5 OTHER DOCUMENTS. Buyer shall have been furnished by Seller with such other certificates of Seller's officers and others as Buyer may have reasonably requested to evidence compliance with the conditions set forth in this
   Section 9;

            .6 INSTRUMENTS OF CONVEYANCE; LIEN RELEASES.
   Seller shall have executed and delivered, or caused to be executed and delivered, to Buyer the instruments of conveyance contemplated by Section 1.1, and executed copies of all consents of third parties which may be required for any assignment or transfer contemplated hereby, except as otherwise provided in Section 9.2 above;

            .7 SATISFACTION OF RMG RECEIVABLE. Royal Medical Group, Inc. ("RMG") shall have paid in full to Royal all amounts owed by RMG to Royal; provided, however, $104,107 of such amounts owed may be satisfied by the assignment to Royal by RMG of the $104,107 amount which Seller owes to RMG as of the date hereof (the "Trucking Payable") and the execution by RMG of a release of Buyer and Seller with respect to the Trucking Payable in form and substance satisfactory to Buyer; and

            .8 DUE DILIGENCE. Buyer shall have completed its "due diligence" review of Seller and the Business and shall be reasonably satisfied with the results thereof.

       10. CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller and the Shareholders hereunder are subject, at their election, to the satisfaction at or prior to the Closing Date of the following conditions:

             .1 REPRESENTATIONS AND WARRANTIES; COMPLIANCE.
   Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date hereof and (having been deemed to have been made again at and as of the Closing) shall be true and correct in all material respects as of the Closing; PROVIDED, HOWEVER, that if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified must be true and correct in all respects. Each obligation of Buyer under this Agreement required to be performed by Buyer at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, Seller shall have received a certificate, dated the Closing Date and duly executed by the chief executive officer and the chief financial officer of Buyer, to the effect that the conditions set forth in this Section 10.1 have been satisfied;

             .2 THIRD PARTY CONSENTS. All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies required to consummate the transactions contemplated hereby, if any, and all material third party consents or waivers necessary or advisable in connection with the transactions contemplated hereby, if any, shall have been made or obtained;

            .3 CLOSING OF MERGER AGREEMENT. The Closing contemplated by the Merger Agreement shall have occurred;

            .4 PAYMENT TO SELLER. Buyer shall have delivered the amount of the Purchase Price to be paid at Closing to Seller; and

            .5 OTHER DOCUMENTS. Seller shall have been furnished by Buyer with such other certificates of Buyer's officers and others as Seller may have reasonably requested to evidence compliance with the conditions set forth in this
   Section 10.

       11. COVENANTS AND AGREEMENTS OF THE PARTIES. The parties mutually covenant and agree as follows:

            .1 CONDUCT AND PRESERVATION OF BUSINESS. Until the Closing, Seller shall conduct the Business only in the ordinary and usual course of business consistent with past practices and, with respect to the Business, shall use its best efforts to (i) preserve its business organization intact,
   (ii) keep available the services of its employees,
   (iii) maintain its current customers and suppliers, and
   (iv) preserve its goodwill.

            .2 LITIGATION. Until the Closing, Seller shall promptly notify Buyer of any action, suit, proceeding, claim or investigation which is threatened or commenced against Seller, or against any officer, employee, agent, consultant or director of Seller, which may relate to or affect the Purchased Assets, the Business, or this Agreement or the transactions contemplated hereby.

            .3 EXPENSES OF SALE. Seller and the Shareholders, on the one hand, and Buyer, on the other hand, shall each bear their own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby.

            .4 ACTIONS WITH RESPECT TO CLOSING. The parties agree to use their reasonable best efforts (not involving unreasonable expense) to bring about the satisfaction of the conditions precedent to the Closing and to cause the covenants and agreements contained in this Section 11 to be satisfied and performed hereunder by each of them.

       12.  INDEMNITY.

            .1 SELLER'S INDEMNITY.  Buyer shall be
   indemnified, held harmless and reimbursed by each of Seller and the Shareholders, jointly and severally, for any and all losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) (hereinafter "Losses"), actually suffered or incurred by Buyer, or any parent, subsidiary or affiliate thereof or any assignee or successor thereof, and each officer and director of any of the foregoing, which is incurred as a result of (i) any breach of any representation, warranty or agreement made by Seller in this Agreement (including all Schedules and Exhibits hereto and all instruments and undertakings delivered or made in connection herewith), (ii) any Unassumed Liability, or (iii) except for Assumed Liabilities, the operation of the Business prior to the Closing.

            .2 BUYER'S INDEMNITY. Seller and each of the Shareholders shall be indemnified, held harmless and reimbursed by Buyer for any and all Losses actually suffered or incurred by Seller or any assignee or successor thereof, which is incurred as a result of (i) any breach of any representation, warranty or agreement made by Buyer in this Agreement (including all Schedules and Exhibits hereto and all instruments and undertakings delivered or made in connection herewith), or (ii) any Assumed Liability.

            .3 RECOVERIES. The amount of any Loss suffered or incurred by any person entitled to indemnification hereunder (an "Indemnified Person") shall be reduced by the amount of any insurance proceeds or other cash receipts paid to the

   Indemnified Person or any affiliate thereof as an offset against such Loss (and no right of subrogation shall accrue to any insurer hereunder), including any indemnification received by the Indemnified Person or such affiliate from an unrelated party with respect to such Loss.

            .4 CLAIMS. An Indemnified Person shall promptly give the indemnifying party (an "Indemnifying Person") written notice of any matter which such Indemnified Person has determined has given rise to a right of indemnification under this Agreement, stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity (subject to the last sentence of this paragraph). The obligations and liabilities of any party under this Section 12 with respect to Losses arising from claims, assertions, events or proceedings of any third party (including, without limitation, claims by any assignee or successor of the Indemnified Person or any governmental agency), which are subject to the indemnification provided for in this Section 12 ("Third Party Claims") shall be governed by and be subject to the following additional terms and conditions: if any Indemnified Person shall receive written notice of any Third Party Claim, the Indemnified Person shall give the Indemnifying Person prompt written notice of such Third Party Claim (subject to the last sentence of this paragraph) and shall permit the Indemnifying Person, at its option, to participate in the defense of such Third Party Claim by counsel of its own choosing and at its expense. Furthermore, if the Indemnifying Person acknowledges in writing its obligation to indemnify the Indemnified Person hereunder against any Loss (without limitation) that may result from such Third Party Claim, then the Indemnifying Person shall be entitled, at its option, to assume and control the defense against such Third Party Claim at its expense and through counsel of its choice if it gives prompt written notice of its intention to do so to the Indemnified Person unless, in the reasonable opinion of counsel for the Indemnified Person, there is a conflict or a potential conflict of interests between the Indemnified Person and the Indemnifying Person in such action, suit or proceeding, in which event the Indemnified Person shall be entitled to direct the defense with respect to, but only with respect to, those issues with respect to which such conflict exists. In the event the Indemnifying Person exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnified Person shall, and it shall cause its affiliates to, cooperate with the Indemnifying Person in such defense and make available to the Indemnifying Person all pertinent records, materials and information in their possession or under their control relating thereto as is required by the Indemnifying Person. No such Third Party Claim, except the settlement thereof which involves (i) the payment of money only for which any Indemnified Person is totally indemnified (without limitation) by the Indemnifying Person and (ii) the unconditional release from all related liability of the Indemnified Person, may be settled by the Indemnifying Person without the written consent of the Indemnified Person. Any settlement of a Third Party Claim by an Indemnified Person without the written consent of the Indemnifying Person shall discharge the Indemnifying Person from all liability hereunder with respect to the subject matter of such Third Party Claim. The foregoing notwithstanding, the failure of any Indemnified Person to give any notice required to be given hereunder shall not affect such Indemnified Person's right to indemnification hereunder except to the extent the Indemnifying Person from whom such indemnity is sought shall have been actually and materially prejudiced in its ability to defend the claim or action for which such indemnification is sought by reason of such failure.

       13.  TERMINATION.

            .1 TERMINATION. This Agreement may be terminated by written notice from the party or parties indicated below under the following circumstances:

                    (i)    ADVERSE PROCEEDINGS.  By either Buyer
   or Seller in the event that any court of competent jurisdiction or other governmental body shall have issued an order (other than a temporary restraining order or preliminary injunction), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any material part of the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable;

                    (ii)   FAILURE OF CONDITION TO BUYER
   OBLIGATIONS. By Buyer, if any of the conditions in Section 9 is not satisfied by April 30, 1996 (other than as a result of such party's breach or default hereunder) and is not waived in writing by Buyer;

                    (iii)  FAILURE OF CONDITION TO SELLER
   OBLIGATIONS.  By Seller, if any of the conditions in
   Section 10 is not satisfied by April 30, 1996 (other than as a result of such party's breach or default hereunder) and is not waived in writing by Seller; or

                    (iv)   MUTUAL AGREEMENT.  By mutual
   agreement of the Boards of Directors of Buyer and Seller.

            .2 MANNER AND EFFECT OF TERMINATION. In the event of the termination of this Agreement according to its terms, this Agreement shall, except as provided in Section 7.3 hereof, thereafter become void and have no effect and no party hereto shall have any liability to any other party hereto or its stockholders or directors or officers in respect thereof.

       14.  MISCELLANEOUS.

            .1 COOPERATION. Each of the parties hereto shall cooperate with the others in every reasonable way in carrying out the transactions contemplated herein, and in delivering all documents and instruments deemed reasonably necessary or useful by counsel for any party hereto.

            .2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
   All representations and warranties in this Agreement or in any instrument or certificate delivered pursuant to this Agreement delivered on or prior to the Closing Date shall survive the consummation of the transactions contemplated hereby. Except as expressly set forth in the Schedules hereto, Buyer shall not be deemed to have knowledge of any exceptions to the representations and warranties of Seller and Shareholders, and Seller and Shareholders shall not be deemed to have knowledge of any exceptions to the representations and warranties of Buyer, and the decision by a party hereto to proceed with the closing of the transactions contemplated herein shall not be deemed to be a waiver of any breach of any representation or warranty of another party hereto.

            .3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by messenger, transmitted by telecopy, telex or telegram or mailed by registered or certified mail, postage prepaid, as follows:

                 (a)  If to Buyer:

                      Alliance Imaging, Inc.
                      3111 No. Tustin Avenue, Suite 150
                      Orange, California  92665
                      Telecopy No. (714) 921-5678
                      Attention:  Richard N. Zehner
                                  President

                 (b)  If to Seller:

                      A&M Trucking, Inc.
                      245 Fort Pitt Boulevard, Fifth Floor
                      Pittsburgh, Pennsylvania  15222
                      Telecopy No. (412) 281-1767
                      Attention:  Mark J. Graham and Albert F.
                                  Calfo, II


   The date of any such notice shall be deemed the date hand delivered or transmitted by telecopy, telex or telegram (in each case provided written confirmation of sending is retained) or three (3) days after being mailed as provided above. Any party may change its address for notice by sending a notice to that effect as herein provided to the other parties.

            .4 AMENDMENT; ENTIRE AGREEMENT; BENEFICIARIES.
   This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any other person any rights or remedies hereunder. This Agreement may be amended or modified in whole or in part to the extent permitted by California law at any time, by an agreement in writing executed in the same manner as this Agreement after authorization to do so by the Board of Directors of Buyer and Seller.

            .5 WAIVER. At any time prior to the Closing Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) by mutual agreement waive any inaccuracies contained herein or in any document delivered pursuant hereto, and (c) by mutual agreement waive compliance with any of the agreements contained herein, or, in the case of each party, waive compliance with any of the conditions to its obligations contained herein. Any agreement on the part of a party hereto and any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of the party making the agreement or providing the extension or waiver.

            .6 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            .7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. The rights of Buyer hereunder may be transferred in whole or in part to any direct or indirect wholly-owned subsidiary of Buyer.

            .8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the choice of law provisions thereof.

            .9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

            .10 ATTORNEYS' FEES. Should any litigation be commenced between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, solely as between the parties hereto or their successors, the party prevailing in such proceeding will be entitled to the attorneys' fees and expenses of counsel and court costs incurred by reason of such litigation.

[Signature Page - Acquisition Agreement]


       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                           ALLIANCE IMAGING, INC.,
                           a Delaware corporation



                           By:  ___________________________

                           Name:  _________________________

                           Its:  __________________________


                           A&M TRUCKING, INC.
                           a Pennsylvania corporation



                           By:  ___________________________

                           Name:  _________________________

                           Its:  __________________________



                           ________________________________
                           Mark J. Graham


                           ________________________________
                           Albert F. Calfo, II

                           SCHEDULES



   1.1.1         Tractors and Related Property
   2             Other Assumed Liabilities
   5.5           Assumed Contracts
   5.6           Third Party Consents
   5.7           Seller Litigation
   5.11          Title to Assets
   5.12          Environmental Matters
   5.16          Insurance
   5.20          Undisclosed Liabilities